Exhibit 99.1

VERSO COMMENCES DEBT EXCHANGE OFFERS

HOLDERS OF 54% OF SECOND LIEN NOTES SIGN SUPPORT AGREEMENT

MEMPHIS, Tenn. (July 2, 2014) – Verso Paper Corp. (“Verso”) (NYSE:VRS) announced today that two of its wholly owned subsidiaries, Verso Paper Holdings LLC and Verso Paper Inc. (collectively, the “Issuers”), have launched offers to exchange (i) new Second Priority Adjustable Senior Secured Notes (the “New Second Lien Notes”) and warrants (“Warrants”) that will be mandatorily convertible into shares of common stock of Verso (“Common Stock”) immediately prior to the completion of the Merger described below for any and all of the Issuers’ outstanding 8.75% Second Priority Senior Secured Notes due 2019 (the “Old Second Lien Notes”) and (ii) new Adjustable Senior Subordinated Notes (the “New Subordinated Notes”) and Warrants for any and all of the Issuers’ 11 3⁄8% Senior Subordinated Notes due 2016 (the “Old Subordinated Notes”).

In connection with the exchange offers, the Issuers will solicit consents to amend the Old Second Lien Notes, the Old Subordinated Notes and the indentures governing the Old Second Lien Notes and the Old Subordinated Notes. The proposed amendments, which require the consent of a majority in outstanding aggregate principal amount of the Old Second Lien Notes and Old Subordinated Notes, respectively, will eliminate or waive substantially all of the restrictive covenants, eliminate certain events of default, modify covenants regarding mergers and transfer of assets, and modify or eliminate certain other provisions. In addition, the consents with respect to the Old Second Lien Notes will authorize a release of the liens and security interests in the collateral securing the Old Second Lien Notes. In order to be effected, the collateral release must be consented to by the holders of at least two-thirds in outstanding aggregate principal amount of the Old Second Lien Notes.

The exchange offers and consent solicitations will be conducted pursuant to the Agreement and Plan of Merger dated as of January 3, 2014 (the “Merger Agreement”), among Verso, Verso Merger Sub Inc. (“Merger Sub”), and NewPage Holdings Inc. (“NewPage”), pursuant to which Verso will acquire NewPage by means of the merger of Merger Sub with and into NewPage on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with NewPage surviving the Merger as an indirect, wholly owned subsidiary of Verso. The closing of the Merger is conditioned upon consummation of the exchange offers.

As of July 2, 2014, holders of approximately $213 million in aggregate principal amount of Old Second Lien Notes have agreed with the Issuers and Verso to tender all of their Old Second Lien Notes in the Second Lien Notes Exchange Offer.

“We thank the second lien noteholders who have already committed to the exchange offers for their support,” said Verso President and CEO Dave Paterson. “Completing the exchange offers is an important step toward completing our acquisition of NewPage, which, pending antitrust clearance and the exchange offers closing, is still expected to close in the second half of 2014.”

Second Lien Notes Exchange Offer

The Old Second Lien Notes and other information relating to the Second Lien Notes exchange offer (the “Second Lien Notes Exchange Offer”) and Second Lien Notes consent solicitation (the “Second Lien Notes Consent Solicitation”) are set forth in the table below.

		Consideration per $1,000 Principal Amount of Old Second Lien Notes Tendered		Merger Adjustment
CUSIP/ISIN	Outstanding Principal Amount of Old Second Lien Notes	Second Lien Notes Total Consideration if Tendered prior to or on the Second Lien Notes Early Tender Time (1)	Second Lien Notes Exchange Consideration if Tendered after the Second Lien Notes Early Tender Time	Principal Amount of New Second Lien Notes Following the Merger per $1,000 Principal Amount of New Second Lien Notes Prior to the Merger
92531XAL6/ US92531XAL64	$396,000,000	$1,000 principal amount of New Second Lien Notes and Warrants (2)	$950 principal amount of New Second Lien Notes and Warrants (2)	$668.75 principal amount of New Second Lien Notes, subject to adjustment based on participation in the Second Lien Notes Exchange Offer (3)

(1)	Includes the Second Lien Notes consent and early tender payment of $50 principal amount of New Second Lien Notes.
(2)	Holders will receive for each $1,000 principal amount of Old Second Lien Notes tendered a number of Warrants equal to (a) $1,000 divided by (b) the aggregate principal amount of Old Second Lien Notes as of the date of consummation of the Second Lien Notes Exchange Offer multiplied by (c) 15% of the total number of outstanding shares of Common Stock, determined on a fully diluted basis after giving effect to the Merger and the issuance of Common Stock upon the mandatory conversion of all Warrants issued in the Exchange Offers (the “Second Lien Notes Warrant Consideration”). Verso will not issue fractional Warrants and Warrants issued to Eligible Holders (as described below) in the Second Lien Notes Exchange Offer will be rounded up to the nearest Warrant.
(3)	The principal amount of New Second Lien Notes following the Merger per $1,000 principal amount of New Second Lien Notes prior to the Merger will be adjusted based on participation in the Second Lien Notes Exchange Offer as follows:

Percentage of Aggregate Principal Amount of Old Second Lien Notes Participating in the Second Lien Notes Exchange Offer	Principal Amount of New Second Lien Notes Following the Merger per $1,000 Principal Amount of New Second Lien Notes Prior to the Merger
75%	$593.75
80%	$608.75
85%	$623.75
90%	$638.75
95%	$653.75
100%	$668.75

If holders in the aggregate tender a percentage of Old Second Lien Notes that is not set forth in the table above, holders will receive the principal amount corresponding to the closest lower percentage (e.g., if 87.5% of the Second Lien Notes are tendered, holders will receive the principal amount corresponding to 85%).

Prior to the consummation of the Merger, the New Second Lien Notes will have substantially the same terms as the Old Second Lien Notes in that the New Second Lien Notes will have their original principal amount ($396 million), will bear interest at a rate of 8.75% per annum, will mature on February 1, 2019 and will be governed by covenants that are substantially the same as the covenants currently governing the Old Second Lien Notes. If the Merger does not occur, the New Second Lien Notes will retain their original principal amount and these same terms.

Upon the consummation of the Merger, (i) the principal amount of the outstanding New Second Lien Notes will be adjusted such that a holder of $1,000 principal amount of New Second Lien Notes immediately prior to the Merger will hold $668.75 principal amount of New Second Lien Notes immediately following the Merger (assuming 100% participation in the Second Lien Notes Exchange Offer), (ii) the maturity date of the New Second Lien Notes will be extended to August 1, 2020, (iii) the interest rate will be adjusted such that the New Second Lien Notes will bear interest from and after the date of the consummation of the Merger at a rate of 10% per annum entirely in cash plus 3% per annum (“Second Lien Notes PIK Interest”) payable entirely by increasing the principal amount of the outstanding New Second Lien Notes or by issuing additional New Second Lien Notes, (iv) the optional redemption provisions will be amended, (v) the New Second Lien Notes will thereafter be governed by different covenants, and (vi) the Warrants issued in the Second Lien Notes Exchange Offer will be mandatorily converted into shares of Common Stock.

Each Warrant will be convertible into one share of Common Stock. No fractional shares of Common Stock will be issued upon conversion of the Warrants. If, upon conversion of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder.

The New Second Lien Notes will be guaranteed by the wholly owned domestic restricted subsidiaries of Verso Paper Holdings LLC that guarantee its credit facilities. After the Merger, the New Second Lien Notes also will be guaranteed by NewPage but not its subsidiaries.

The consummation of the Second Lien Notes Exchange Offer is conditioned upon, among other things, the valid tender, and not withdrawal, of at least 75% in aggregate principal amount of outstanding Old Second Lien Notes. The Issuers will make alternative arrangements on similar economic terms to the Second Lien Notes Exchange Offer for holders who are not Eligible Holders (as described below); the 75% minimum condition will include in it any Old Second Lien Notes held by such holders that tender pursuant to such alternative arrangements.

Eligible Holders who validly tender Old Second Lien Notes prior to 12:00 midnight, New York City time, at the end of July 16, 2014 (such date and time, as it may be extended by us, the “Second Lien Notes Early Tender Time”) and do not validly withdraw their tender prior to 12:00 midnight, New York City time, at the end of July 16, 2014 will receive the Second Lien Notes Total Consideration for Old Second Lien Notes accepted in the Second Lien Notes Exchange Offer. “Second Lien Notes Total Consideration” means, for each $1,000 principal amount of Old Second Lien Notes tendered and accepted by us, $1,000 principal amount of New Second Lien Notes (which includes the Second Lien Notes Consent and early tender payment of $50 principal amount of New Second Lien Notes), without giving effect to the adjustment in principal amount upon the consummation of the Merger, and the Second Lien Notes Warrant Consideration. Eligible Holders who validly tender Old Second Lien Notes after the Second Lien Notes Early Tender Time, but prior to 12:00 midnight, New York City time, at the end of July 30, 2014 (such date and time, as it may be extended by us, the “Second Lien Notes Expiration Time”), will receive the Second Lien Notes Exchange Consideration for Old Second Lien Notes accepted in the Second Lien Notes Exchange Offer.

“Second Lien Notes Exchange Consideration” means, for each $1,000 principal amount of Old Second Lien Notes tendered and accepted by us, $950 principal amount of New Second Lien Notes, without giving effect to the adjustment in principal amount upon the consummation of the Merger, and the Second Lien Notes Warrant Consideration. The Issuers will not pay accrued and unpaid interest on the Old Second Lien Notes exchanged for New Second Lien Notes on the settlement date for the Second Lien Notes Exchange Offer; interest on the New Second Lien Notes will accrue from August 1, 2014.

The Second Lien Notes Exchange Offer is not conditioned upon the consummation of the Subordinated Notes Exchange Offer.

SUBORDINATED NOTES EXCHANGE OFFER

The Old Subordinated Notes and other information relating to the Subordinated Notes exchange offer (the “Subordinated Notes Exchange Offer”) and Subordinated Notes consent solicitation (the “Subordinated Notes Consent Solicitation”) are set forth in the table below.

	Consideration per $1,000 Principal Amount of Old Subordinated Notes Tendered			Merger Adjustment
CUSIP/ISIN	Outstanding Principal Amount of Old Subordinated Notes	Subordinated Notes Total Consideration if Tendered prior to or on the Subordinated Notes Early Tender Time (1)	Subordinated Notes Exchange Consideration if Tendered after the Subordinated Notes Early Tender Time	Principal Amount of New Subordinated Notes Following the Merger per $1,000 Principal Amount of New Subordinated Notes Prior to the Merger
92531XAF9/ US92531XAF96	$142,500,000	$1,000 principal amount of New Subordinated Notes and Warrants (2)	$950 principal amount of New Subordinated Notes and Warrants (2)	$681.875 principal amount of New Subordinated Notes subject to adjustment based on participation in the Subordinated Notes Exchange Offer (3)

(1)	Includes the Subordinated Notes consent and early tender payment of $50 principal amount of New Subordinated Notes.
(2)	Holders will receive for each $1,000 principal amount of Old Subordinated Notes tendered a number of Warrants equal to (a) $1,000 divided by (b) the aggregate principal amount of Old Subordinated Notes as of the date of consummation of the Subordinated Notes Exchange Offer multiplied by (c) 4.774% of the total number of outstanding shares of Common Stock, determined on a fully diluted basis after giving effect to the Merger and the issuance of Common Stock upon the mandatory conversion of Warrants issued in the Exchange Offers (the “Subordinated Notes Warrant Consideration”). Verso will not issue fractional Warrants and Warrants issued to Eligible Holders in the Subordinated Notes Exchange Offer will be rounded up to the nearest Warrant.
(3)	The principal amount of New Subordinated Notes following the Merger per $1,000 principal amount of New Subordinated Notes prior to the Merger will be adjusted based on participation in the Subordinated Notes exchange offer as follows:

Percentage of Aggregate Principal Amount of Old Subordinated Notes Participating in the Subordinated Notes Exchange Offer	Principal Amount of New Subordinated Notes Following the Merger per $1,000 Principal Amount of New Subordinated Notes Prior to the Merger
75%	$606.875
80%	$621.875
85%	$636.875
90%	$651.875
95%	$666.875
100%	$681.875

If holders in the aggregate tender a percentage of Old Subordinated Notes that is not set forth in the table above, holders will receive the principal amount corresponding to the closest lower percentage (e.g., if 87.5% of the Subordinated Notes are tendered, holders will receive the principal amount corresponding to 85%).

Prior to the consummation of the Merger, the New Subordinated Notes will have substantially the same terms as the Old Subordinated Notes in that the New Subordinated Notes will have their original principal amount ($142.5 million), will bear interest at a rate of 11 3⁄8% per annum, will mature on August 1, 2016 and will be governed by covenants that are substantially the same as the covenants currently governing the Old Subordinated Notes. If the Merger does not occur, the New Subordinated Notes will retain their original principal amount and these same terms.

Upon the consummation of the Merger, (i) the principal amount of the outstanding New Subordinated Notes will be adjusted such that a holder of $1,000 principal amount of New Subordinated Notes immediately prior to the Merger will hold $681.875 principal amount of New Subordinated Notes immediately following the Merger (assuming 100% participation in the Subordinated Notes Exchange Offer), (ii) the maturity date of the New Subordinated Notes will be extended to August 1, 2021, (iii) the interest rate will be adjusted such that the New Subordinated Notes will bear interest from and after the date of the consummation of the Merger at a rate of 10% per annum entirely in cash plus 3% per annum (“Subordinated Notes PIK Interest”) payable entirely by increasing the principal amount of the outstanding New Subordinated Notes or by issuing additional New Subordinated Notes, (iv) the optional redemption provisions will be amended, (v) the New Subordinated Notes will thereafter be governed by the different covenants, and (vi) the Warrants issued in the Subordinated Notes Exchange Offer will be mandatorily converted into shares of Common Stock.

Each Warrant will be convertible into one share of Common Stock. No fractional shares of Common Stock will be issued upon conversion of the Warrants. If, upon conversion of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will round up to the nearest whole number the number of shares of Common Stock to be issued to the Warrant holder.

The New Subordinated Notes will be guaranteed by the wholly owned domestic restricted subsidiaries of Verso Paper Holdings LLC that guarantee its credit facilities. After the Merger, the New Subordinated Notes also will be guaranteed by NewPage but not its subsidiaries.

The consummation of the Subordinated Notes Exchange Offer is conditioned upon, among other things, the valid tender, and not withdrawal, of at least 75% in aggregate principal amount of outstanding Old Subordinated Notes. The Issuers will make alternative arrangements on similar economic terms to the Subordinated Notes Exchange Offer for holders who are not Eligible Holders; the 75% minimum condition will include in it any Old Subordinated Notes held by such holders that tender pursuant to such alternative arrangements.

Eligible Holders who validly tender Old Subordinated Notes prior to 12:00 midnight, New York City time, at the end of July 16, 2014 (such date and time, as it may be extended by us, the “Subordinated Notes Early Tender Time”) and do not validly withdraw their tender prior to 12:00 midnight, New York City time, at the end of July 16, 2014 will receive the Subordinated Notes Total Consideration for Old Subordinated Notes accepted in the Subordinated Notes Exchange Offer. “Subordinated Notes Total Consideration” means, for each $1,000 principal amount of Old Subordinated Notes tendered and accepted by us, $1,000 principal amount of New Subordinated Notes (which includes the Subordinated Notes Consent and early tender payment of $50 principal amount of New Subordinated Notes), without giving effect to the adjustment in principal amount upon the consummation of the Merger, and the Subordinated Notes Warrant Consideration. Eligible Holders who validly tender Old Subordinated Notes after the Subordinated Notes Early Tender Time, but prior to 12:00 midnight, New York City time, at the end of July 30, 2014 (such date and time, as it may be extended by us, the “Subordinated Notes Expiration Time”) will receive the Subordinated Notes Exchange Consideration for Old Subordinated Notes accepted in the Subordinated Notes Exchange Offer. “Subordinated Notes Exchange Consideration” means, for each $1,000 principal amount of Old Subordinated Notes tendered and accepted by us, $950 principal amount of New Subordinated Notes, without giving effect to the adjustment in principal amount upon the consummation of the Merger, and the Subordinated Notes Warrant Consideration. The Issuers will not pay accrued and unpaid interest on the Old Subordinated Notes exchanged for New Subordinated Notes on the settlement date for the Subordinated Notes Exchange Offer; interest on the New Subordinated Notes will accrue from August 1, 2014.

The Subordinated Notes Exchange Offer is not conditioned upon the consummation of the Second Lien Notes Exchange Offer.

General

The Issuers may terminate or withdraw the Second Lien Notes Exchange Offer, the Second Lien Notes Consent Solicitation, the Subordinated Notes Exchange Offer and the Subordinated Notes Consent Solicitation at any time and for any reason, including if certain conditions described in the offering documents are not satisfied, subject to applicable law.

The issuance of the New Second Lien Notes, the New Subordinated Notes, the Warrants and the Common Stock issuable upon the mandatory conversion of the Warrants will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The New Second Lien Notes, the New Subordinated Notes and the Warrants are being offered and issued only (1) in the United States to holders of Old Second Lien Notes or Old Subordinated Notes that are “qualified institutional buyers” as defined in Rule 144A under the Securities Act, and (2) outside the United States to holders of Old Second Lien Notes or Old Subordinated Notes that are not U.S. persons in reliance upon Regulation S under the Securities Act. Accordingly, the New Second Lien Notes, the New Subordinated Notes, the Warrants and the Common Stock issuable upon conversion of the Warrants will be subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and other applicable securities laws, pursuant to registration or exemption therefrom. Hedging transactions involving the Warrants and shares of Common Stock issuable upon conversion of the Warrants may not be conducted unless in compliance with the Securities Act.

This announcement does not constitute an offer to purchase or a solicitation of an offer to sell any securities. The offering documents will be distributed only to holders of Old Second Lien Notes and Old Subordinated Notes that complete and return a letter of eligibility confirming that they are “Eligible Holders” for the purposes of the exchange offers and consent solicitations. Global Bondholder Services Corporation is acting as the Information

Agent for the exchange offers. Requests for the offering documents from “Eligible Holders” may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for brokers and banks) or (866) 470-3700 (for all others). Holders that are U.S. persons and not qualified institutional buyers or non-U.S. persons that are not non-U.S. qualified offerees will not be able to receive such documents, but the Issuers will make alternative arrangements available to ensure that they can participate on a comparable basis. Such holders should contact Global Bondholder Services Corporation and, after furnishing proof of their status as non-qualified institutional buyers or non-U.S. persons that are not non-U.S. qualified offerees, will receive information about arrangements available to them.

Neither the boards of directors of the Issuers nor any other person makes any recommendation as to whether the holders of Old Second Lien Notes or Old Subordinated Notes should exchange their notes, and no one has been authorized to make such a recommendation. Holders of Old Second Lien Notes or Old Subordinated Notes must make their own decisions as to whether to exchange their notes, and if they decide to do so, the principal amount of the notes to exchange.

About Verso Paper Corp.

Verso Paper Corp. is a leading North American producer of coated papers, including coated groundwood and coated freesheet, and specialty products. Verso is headquartered in Memphis, Tennessee, and owns three paper mills in Maine and Michigan. Verso’s paper products are used primarily in media and marketing applications, including magazines, catalogs and commercial printing applications such as high-end advertising brochures, annual reports and direct-mail advertising. Additional information about Verso is available on its website at www.versopaper.com.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend” and similar expressions. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management’s current beliefs, expectations and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. For a discussion of such risks and uncertainties, please refer to Verso’s filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Contact

Robert P. Mundy

Senior Vice President and Chief Financial Officer

(901) 369-4128

robert.mundy@versopaper.com

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